As filed with the Securities and Exchange Commission on December 27, 1996
                                                        Registration No.333-____

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                       SPECIALTY TELECONSTRUCTORS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Nevada                                      850421409
  (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
  Incorporation or Organization)

                              12001 Hwy 14 North
                         Cedar Crest, New Mexico 87008
              (Address of Principal Executive Offices) (Zip Code)

                             --------------------
                       Specialty Teleconstructors, Inc.
                  Amended and Restated 1994 Stock Option Plan

                       Specialty Teleconstructors, Inc.
                      Outside Directors Stock Option Plan

                           (Full Title of the Plan)

                             --------------------

                              Michael R. Budagher
                              12001 Hwy 14 North
                         Cedar Crest, New Mexico 87008
                    (Name and Address of Agent For Service)

                                 505-281-2197
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:
                            Jeffrey A. Howard, Esq.
                       Jordaan Howard & Pennington, PLLC
                        300 Crescent Court, Suite 1670
                              Dallas, Texas 75201


                         -----------------------------

                        Calculation of Registration Fee

                                               Proposed       Proposed
                                               Maximum        Maximum
                               Amount to       Offering       Aggregate
Title of Securities to be         be           Price Per      Offering        Amount of
      Registered              Registered         Share        Price       Registration Fee
-------------------------    ------------     -----------   -----------   ----------------
Common Stock,                450,000 shares   $8.90625(1)   $4,007,812.50     $1,214.50
$.01 par value


  (1) The price of $8.90625 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market System on December 26, 1996, is set forth solely for purposes of calculating the filing fee.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Securities and Exchange Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission and the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act of 1934") are incorporated in this Registration Statement by reference as of their respective dates:

     (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, filed pursuant to the Securities Exchange Act of 1934 which contains audited financial statements for the fiscal year ended June 30, 1996.

     (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1996, filed pursuant to the Securities Exchange Act of 1934.

     (C) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Securities Exchange Act of 1934 on August 5, 1994.

     All documents subsequently filed with the Securities and Exchange Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Jeffrey A. Howard, Esq., a member of the law firm of Jordaan, Howard & Pennington, PLLC, legal counsel to the Registrant, holds options to purchase up to 60,000 shares of Common Stock, of which options to purchase 20,000 such shares are currently exercisable.

Item 6.  Indemnification of Directors and Officers.

     Section 78.751 of the General Corporation Law of Nevada ("GCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of any action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Section 78.751 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

  The Articles of Incorporation, as amended (the "Articles"), and
By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by Section 78.751 of the GCL and subject to certain conditions, the Company shall indemnify any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding of the type described above by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation. Reference is made to the Registrant's Articles of Incorporation filed as Exhibit
3.1 to this Registration Statement and the Amendment to the Registrant's Articles of Incorporation filed as Exhibit 3.2 to this Registration Statement and to the Registrant's By-laws filed as Exhibit 3.2 to the Registrant's Registration Statement No. 33-79998-D on Form SB-2, as amended.

Item 7.  Exemption From Registration Claimed.

   Not applicable.

Item 8.  Exhibits.


Exhibit No.     Description of Exhibit
-----------     ----------------------
3.1            Articles of Incorporation of Specialty Teleconstructors, Inc.

3.2            Amendment to the Articles of Incorporation, of Specialty Teleconstructors, Inc.

4.1            Specialty Teleconstructors, Inc. Amended and Restated 1994 Stock Option Plan
               incorporated by reference to Exhibit 10.4 to the Registrant's definitive Proxy
               Materials filed prepared in connection with the Registrant's 1996 Annual Meeting of
               Stockholders and filed with the Securities and Exchange Commission pursuant to Section 14A of the Securities Exchange Axt of 1934

4.2            Specialty Teleconstructors, Inc. Outside Directors Stock Option Plan incorporated
               By reference to the Registrant's Registration Statement No. 33-79998-D

5.1            Opinion of Jordaan, Howard & Pennington, PLLC

23.1           Consent of KPMG Peat Marwick LLP

23.2           Consent of Jordaan, Howard & Pennington, PLLC (included in Exhibit 5.1)

24.1           Power of Attorney (found on Page 6 of this Registration Statement)

Item 9.  Undertakings.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration
               Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Crest, State of New Mexico, on the 27th day of December, 1996.

                             SPECIALTY TELECONSTRUCTORS, INC.

                             By:  /s/ Michael R. Budagher
                                 ---------------------------
                                 Michael R. Budagher
                                 President, Chief Executive Officer,
                                 Treasurer and Chairman of the Board


                       POWER OF ATTORNEY AND SIGNATURES

  EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Michael R. Budagher and Dennis K. Hartnett and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Specialty Teleconstructors, Inc. and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute, may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


    Signature                Title(s)                             Date
    ---------                --------                             ----
/s/ Michael R. Budagher    President, Chief Executive         December 27, 1996
------------------------   Officer, Treasurer and Chairman
    Michael R. Budagher    of the Board

/s/ Dennis K. Hartnett     Chief Accounting Officer           December 27, 1996
------------------------
    Dennis K. Hartnett

/s/ John D. Emery          Director                           December 27, 1996
------------------------
    John D. Emery

/s/ Terry D. Farmer        Director                           December 27, 1996
------------------------
    Terry D. Farmer

/s/ Jon D. Word            Director                           December 27, 1996
------------------------
    Jon D. Word

                                 EXHIBIT INDEX



Exhibit No.      Description
-----------      -----------
3.1           Articles of Incorporation of Specialty Teleconstructors, Inc.

3.2 Amendment to the Articles of Incorporation, of Specialty Teleconstructors, Inc.

4.1 Specialty Teleconstructors, Inc. Amended and Restated 1994 Stock Option Plan incorporated by reference to Exhibit 10.4 to the Registrant's definitive Proxy Materials filed prepared in connection with the Registrant's 1996 Annual Meeting of Stockholders and filed with the Securities and Exchange Commission pursuant to Section 14A of the Securities Exchange Axt of 1934

4.2 Specialty Teleconstructors, Inc. Outside Directors Stock Option Plan incorporated By reference to the Registrant's Registration Statement No. 33-79998-D

5.1           Opinion of Jordaan, Howard & Pennington, PLLC

23.1          Consent of KPMG Peat Marwick LLP

23.2          Consent of Jordaan, Howard & Pennington, PLLC (included in
              Exhibit 5.1)

24.1          Power of Attorney (found on Page 6 of this Registration Statement)


                                End of Document